Exhibit 99.1

AYRO Announces Year-End 2022 Financial Results and Provides Corporate Update

2022 Net Loss improves by $10.2M YOY

ROUND ROCK, TX (March 23, 2023) – AYRO, Inc. (NASDAQ: AYRO) (“AYRO” or the “Company”), a designer and manufacturer of electric, purpose-built delivery vehicles and solutions for micro distribution, micro-mobility, and last-mile delivery, announces financial results for the year ended December 31, 2022.

FY2022 Financial Highlights:

●	Revenue grew 11% YOY to $3.0 million in 2022 vs. $2.7 million in 2021
●	Net loss improved to ($22.9) million in 2022 vs. net loss of ($33.1) million in 2021
●	Adjusted EBITDA loss of ($18.5) million in 2022 vs. an Adjusted EBITDA loss of ($25.0) million in 2021
●	Total cash and marketable securities of $48.9 million and no debt as of December 31, 2022

Recent Corporate Highlights

●	Introduced the AYRO Vanish, a new utility low-speed electric vehicle (LSEV), through a live-streamed event
●	Granted initial design patent for the AYRO Vanish – the first of multiple patents anticipated to be granted
●	Announced first partnership under new dealer program with Masters Golf and Utility Vehicles, a dealer and fleet solutions provider in Ontario, Canada
●	Awarded 2023 New Product Innovation Award from Frost & Sullivan for the AYRO Vanish

“We made considerable progress in 2022, transitioning our focus and product lifecycle from the legacy Club Car Current vehicle to our new core platform and the AYRO Vanish, our first internally designed low-speed electric vehicle (LSEV) targeted at the utility vehicle market,” said AYRO CEO Tom Wittenschlaeger. “The Vanish is sourced almost entirely within North America and will be manufactured in our own Round Rock, Texas facility. It should offer a wealth of design, ergonomic, and technology advantages over the competing utility LSEVs on the market, in addition to a longer expected lifespan of at least five years, as compared to a three-year life cycle for competing vehicles. We believe the Vanish will pass the external testing and certification process called homologation sometime in June, and then we will be ready to enter low-rate production and begin selling the vehicle. Thus, appreciable sales of the Vanish likely will begin in the third quarter of 2023.

“We have already announced our first authorized dealer from our new Dealer Program and are in various stages of negotiation with over 50 additional dealers in North America, with notable expressions of interest for the Vanish already received. Initial demand appears quite robust for the Vanish, and we are eager to enter production. Simply stated, prospective Vanish buyers seem to recognize what we believe is the premium quality of the vehicle and all the perceived design, ergonomic, technology advantages we feel it has over existing products on the market, as well as the numerous indoor and outdoor applications for the Vanish and its plethora of payloads. We are focused on bringing a premium product to what was believed to be a commodity segment, and I believe this dynamic can create considerable stockholder value.

“Moreover, we anticipate introducing other LSEVs that will target different segments of the market beyond the utility-vehicle segment served by the Vanish. Thus, we believe that our common core platform that we designed from the outset of our new product development pathway some 15 months ago will generate significant value. Using nearly all the same components across each vehicle we design should allow us to bring subsequent vehicles to market relatively quickly and with lower development cost given our ‘tool-once, use many’ approach. This, too, should eventually create additional stockholder value.

“With regard to our financial performance in 2022, we believe that the magnitude of the numbers — revenue of $3 million – is less important to the big picture as the emerging trends, which speaks to the team’s ability to execute. While much of our focus in 2022 was on the new product cycle development, we still managed to grow revenue 11% year-over-year, despite some supply issues relating to component quality and availability that hampered revenue in the second half of the year. Additionally, we improved the net loss by over $10 million and improved the adjusted EBITDA loss by $6.5 million compared to 2021. This was no easy task given the design efforts and manufacturing ramp that were occurring, even as we were growing revenue and achieving record quarterly revenue in the first half of the year and working through challenges with our partners in the second half of the year. Our team is very experienced and knows how to both execute efficiently and simultaneously watch costs. These are also additional elements that we believe should create additional stockholder value in the long run.

“Lastly, we finished the year with approximately $49 million in cash and marketable securities. Our team has done well to lower our cash burn over the four quarters, allowing us to protect our cash position and maintain a current cash runway that exceeds two years at current spend levels.

“We see 2023 as a transformational year for AYRO, given what we believe to be a completed transition from the Club Car Current to the AYRO Vanish. We have minimal units of the Current left to sell and look forward to ramping production of the Vanish in the coming quarters,” concluded Mr. Wittenschlaeger.

Year-End 2022 Earnings Conference Call

AYRO management will host a conference call at 8:30 a.m. ET on Thursday, March 23, 2023 to review financial results and provide an update on corporate developments. Following management’s formal remarks there will be a live question-and-answer session.

To listen to the conference call, interested parties within the U.S. should dial 1-833-953-2436 (domestic) or 1-412-317-5765 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the AYRO, Inc. conference call.

The conference call will also be available through a live webcast that can be accessed at:

https://event.choruscall.com/mediaframe/webcast.html?webcatid=0oDCNaAf or via the Company’s website at https://ir.ayro.com/news-events/ir-calendar.

The webcast replay will be available until June 23, 2023and can be accessed through the above links. A telephonic replay will be available until April 6, 2023 by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 7710756.

About AYRO

AYRO designs and produces zero emission vehicles and systems that redefine the very nature of sustainability. Our goal is to craft solutions in a way that leaves minimal impact on not only carbon emissions, but the space itself. From tire tread, fuel cells, sound, and even discordant visuals, we apply engineering and artistry to every element of our product mix. The AYRO Vanish is the first in this new product roadmap. For more information, visit www.ayro.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “intend,” “expect,” “may,” “plan,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements and include the development and launch of the AYRO Vanish. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: AYRO’s success depends on its ability to complete the development of and successfully introduce new products; AYRO may experience delays in the development and introduction of new products; the ability of AYRO’s suppliers to deliver parts and assemble vehicles; the ability of the purchaser to terminate or reduce purchase orders; AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; AYRO’s failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of its common stock; AYRO may be unable to replace lost manufacturing capacity on a timely and cost-effective basis, which could adversely impact its operations and ability to meet delivery timelines; the impact of public health epidemics, including the COVID-19 pandemic; the market for AYRO’s products is developing and may not develop as expected and AYRO, accordingly, may never meet its targeted production and sales goals; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm AYRO’s business; AYRO may be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws. A discussion of these and other factors with respect to AYRO is set forth in our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q. Forward-looking statements speak only as of the date they are made and AYRO disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries:

CORE IR

investors@ayro.com

516-222-2560

Non-GAAP Financial Measures

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance, and we believe it may be used by certain investors as a measure of our operating performance. Adjusted EBITDA is defined as income (loss) from operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, amortization of discount on debt, impairment of long-lived assets, stock-based compensation expense and certain non-recurring expenses.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Adjusted EBITDA may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

Below is a reconciliation of Adjusted EBITDA to net loss for the twelve months ended December 31, 2022 and 2021:

AYRO, INC. AND SUBSIDIARIES

EBITDA RECONCILIATION TABLE

	For the years ended
	December 31,
	2022	2021
Net Loss	$(22,935,353)	$(33,079,414)
Depreciation and Amortization	762,206	527,584
Stock-based compensation expense	1,240,129	7,556,282
Interest expense	-	2,312
NCM Write-Down, NRV Adjustment	2,476,322	-
Adjusted EBITDA	$(18,456,696)	$(24,993,236)

AYRO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2022	2021
ASSETS
Current assets:
Cash	$39,096,562	$69,160,466
Marketable securities	9,848,804
Accounts receivable, net	510,071	969,429
Inventory	970,381	3,744,037
Prepaid expenses and other current assets	1,478,845	2,276,178
Total current assets	51,904,663	76,150,110
Property and equipment, net	2,192,337	835,160
Operating lease – right-of-use asset	819,401	1,012,884
Deposits and other assets	73,683	41,288
Total assets	$54,990,084	$78,127,764

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,107,215	$647,050
Accrued expenses	964,937	2,990,513
Current portion lease obligation – operating lease	165,767	206,426
Total current liabilities	2,237,919	3,843,989
Lease obligation - operating lease, net of current portion	693,776	859,543
Total liabilities	2,931,695	4,703,532

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, (authorized – 20,000,000 shares)	-	-
Convertible Preferred Stock Series H, ($0.0001 par value; authorized – 8,500 shares; issued and outstanding – 8 shares as of December 31, 2022 and 2021, respectively)	-	-
Convertible Preferred Stock Series H-3, ($0.0001 par value; authorized – 8,461 shares; issued and outstanding – 1,234 as of December 31, 2022 and 2021, respectively)	-	-
Convertible Preferred Stock Series H-6, ($0.0001 par value; authorized – 50,000 shares; issued and outstanding – 50 as of December 31, 2022 and 2021, respectively)	-	-
Common Stock, ($0.0001 par value; authorized – 100,000,000 shares; issued and outstanding – 37,241,642 and 36,866,956 as of December 31, 2022 and 2021, respectively)	3,724	3,687
Additional paid-in capital	133,224,249	131,654,776
Accumulated deficit	(81,169,584)	(58,234,231)
Total stockholders’ equity	52,058,389	73,424,232
Total liabilities and stockholders’ equity	$54,990,084	$78,127,764

AYRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2022	2021
Revenue	$2,990,497	$2,683,597
Cost of goods sold	6,043,506	4,774,784
Gross loss	(3,053,009)	(2,091,187)

Operating expenses:
Research and development	6,845,451	11,449,617
Sales and marketing	1,874,658	2,419,168
General and administrative	11,503,788	17,168,898
Total operating expenses	20,223,897	31,037,683

Loss from operations	(23,276,906)	(33,128,870)

Other income (expense):
Interest income	182,276	51,768
Interest expense	-	(2,312)
Realized gain on marketable securities	160,990	-
Unrealized loss on marketable securities	(1,713)	-
Total other income (expense), net	341,553	49,456
Net loss prior to provision for income taxes	$(22,935,353)	$(33,079,414)

Provision for income taxes	-	-

Net loss	$(22,935,353)	$(33,079,414)

Net loss per share, basic and diluted	$(0.62)	$(0.94)

Basic and diluted weighted average Common Stock outstanding	37,048,975	35,171,935

AYRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(22,935,353)	$(33,079,414)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	762,206	527,584
Stock-based compensation	1,240,129	7,556,282
Amortization of right-of-use asset	193,483	206,375
Bad debt expense	4,485	99,309
Realized gain on marketable securities	(160,990)	-
Unrealized loss on marketable securities	1,713	-
Impairment of inventory and prepaid	2,476,322	-
Change in operating assets and liabilities:
Accounts receivable	454,873	(302,887)
Inventory	830,845	(2,666,327)
Prepaid expenses and other current assets	(581,846)	(667,416)
Deposits	18,797	(18,797)
Accounts payable	445,165	(120,155)
Accrued expenses	(1,272,045)	2,038,365
Contract liability	-	(24,000)
Lease obligations - operating leases	(206,426)	(180,404)
Net cash used in operating activities	(18,728,643)	(26,631,485)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,588,689)	(538,012)
Purchase of marketable securities, net	(9,689,526)	-
Purchase of intangible assets	(57,046)	(62,351)

Net cash used in investing activities	(11,335,261)	(600,363)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	-	(21,611)
Proceeds from exercise of warrants, net of fees	-	100,000
Proceeds from exercise of stock options	-	1,506,999
Proceeds from issuance of Common Stock, net of fees and expenses	-	58,269,829
Net cash provided by financing activities	-	59,855,217

Net change in cash	(30,063,904)	32,623,369

Cash, beginning of year	69,160,466	36,537,097

Cash, end of year	$39,096,562	$69,160,466

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$-	$1,971
Restricted Stock issued previously accrued	329,381	329,380
Accrued Fixed Assets	348,932
Supplemental non-cash amounts of lease liabilities arising from obtaining right of use assets	$-	$120,440